EXHIBIT 10.1

                              TERMINATION AGREEMENT

      THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into effective as of November 2, 2005, by and between ETOTAL SOURCE INC., a Colorado corporation (the "Company"), and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor").

                                    RECITALS:

      WHEREAS, the Company and the Investor entered into an standby equity distribution agreement dated as of April 20, 2005 (the "Standby Equity Distribution Agreement"); a registration rights agreement dated as of April 20, 2005 (the "Registration Rights Agreement"); two (2) escrow agreements dated as of April 20, 2005 (collectively, the "Escrow Agreements"); a securities purchase agreement dated as of April 20, 2005 (the "Securities Purchase Agreement"); an investor's registration rights agreement dated as of April 20, 2005 (the "Investor Registration Rights Agreement"); a convertible debenture dated as of April 20, 2005 (the "Convertible Debenture"); a security agreement dated as of April 20, 2005 (the "Security Agreement"); an irrevocable transfer agent instructions dated as of April 20, 2005 (the "Irrevocable Transfer Agent Instructions"); a placement agent agreement dated as of April 20, 2005 (the "Placement Agent Agreement"); and two (2) amended and restated escrow agreements dated as of September 1, 2005 (collectively, the "Amended Escrow Agreements"). Collectively, the Standby Equity Distribution Agreement, the Registration Rights Agreement, both Escrow Agreements, the Securities Purchase Agreement, the Convertible Debenture, the Investor's Registration Rights Agreement, the Security Agreement, the Irrevocable Transfer Agent Instructions, the Placement Agreement and the Amended Escrow Agreements are hereinafter referred to as the "Transaction Documents."

      NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual promises, conditions and covenants contained herein and in the Transaction Documents, and other good and valuable consideration, receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

      1. Termination. Each of the parties to this Agreement hereby terminates the Transaction Documents and the respective rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Transaction Documents.

      2. Structuring Fees. The Investor retains all structuring fees under the Transaction Documents.

      3. Commitment Fees. The Investor retains the commitment fee under the Transaction Documents consisting of Three Million Eight Hundred Fifty Five Thousand Seven Hundred (3,855,700) shares of common stock of the Company, which shares have "piggy-back" registration rights. Newbridge Securities Corporation retains the placement agent fee under the Transaction Documents consisting of One Hundred Sixty-Six Thousand Six Hundred Sixty-Six (166,666) shares of common stock of the Company, which shares have "piggy-back" registration rights.


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      IN WITNESS WHEREOF, the parties have signed and delivered this Termination
Agreement on the date first set forth above.

                                         ETOTALSOURCE, INC.

                                         By:      /s/ Michael Sullinger
                                                  -----------------------------
                                         Name:    Michael Sullinger
                                         Title:   Chief Operating Officer

                                         CORNELL CAPITAL PARTNERS, LP

                                         By: Yorkville Advisors, LLC
                                         Its: General Partner

                                         By:      /s/ Mark. A. Angelo
                                                  -----------------------------
                                         Name:    Mark A. Angelo
                                         Title:   Portfolio Manager